Exhibit 99.1

Press Release

Contacts:

Investor Relations

investorrelations@rowancompanies.com

+1 713 621 7800

FOR IMMEDIATE RELEASE

May 22, 2018

Rowan Extends Liquidity Runway By Entering into New Unsecured Five-Year Credit Facility

HOUSTON, TEXAS — Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) announced today that it has amended the agreement governing its existing revolving credit facility and entered into a new agreement providing for an additional senior unsecured revolving credit facility. The facilities will provide for initial total borrowing capacity of approximately $1.266 billion, further enhancing Rowan’s financial flexibility.

The new five-year facility will provide borrowing capacity of $955 million. Rowan will continue to have access to its existing credit facility, which has been amended to provide for availability of approximately $311 million, with step-downs to occur over the next two years. Maturity of the existing credit facility is unchanged at January 2021, while the new credit facility will mature in May 2023. The new facility includes additional guarantees from certain Rowan entities and includes certain additional restrictions on Rowan and its subsidiaries.

Rowan’s Executive Vice President and Chief Financial Officer, Stephen Butz commented, “We are grateful to our banking group for the confidence they have shown in Rowan and for their strong support throughout this process. We remain committed to maintaining an attractive credit profile and a solid balance sheet and are pleased with these agreements, which will further enhance the Company’s already strong liquidity position providing additional liquidity on an unsecured basis into mid-2023.”

Rowan is a global provider of contract drilling services with a fleet of 27 mobile offshore drilling units, composed of 23 self-elevating jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, and Trinidad. Additionally, the Company is a 50/50 partner in a joint venture with Saudi Aramco, named ARO Drilling, that owns a fleet of five self-elevating jack-up rigs that operate in the Arabian Gulf.

Press Release

Contacts:

Investor Relations

investorrelations@rowancompanies.com

+1 713 621 7800

The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company's liquidity or financial performance. These forward-looking statements are based on our current expectations and are subject to numerous risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices and the impact of the economic climate; changes in the offshore drilling market, including fluctuations in supply and demand; variable levels of drilling activity and expenditures in the energy industry; changes in day rates; ability to secure future drilling contracts; cancellation, early termination or renegotiation by our customers of drilling contracts; customer credit and risk of customer bankruptcy; risks associated with fixed cost drilling operations; unplanned downtime; risks related to our joint venture with Saudi Aramco, including the timing and amount of future distributions from the joint venture or contributions to the joint venture; cost overruns or delays in transportation of drilling units; cost overruns or delays in maintenance, repairs, or other rig projects; operating hazards and equipment failure; risks of collision and damage; casualty losses and limitations on insurance coverage; weather conditions in the Company's operating areas; increasing costs of compliance with regulations; changes in tax laws and interpretations by taxing authorities; hostilities, terrorism, and piracy; impairments; cyber incidents; the outcomes of disputes, including tax disputes and legal proceedings; and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.